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Exhibit 4.4

WARRANT CERTIFICATE

        THE SECURITIES OF WEIDA COMMUNICATIONS, INC. (THE "COMPANY") REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant Certificate No. WC-

        WEIDA COMMUNICATIONS, INC.
(ORGANIZED UNDER THE LAWS
OF THE STATE OF NEW JERSEY)
WARRANT TO PURCHASE COMMON STOCK

VOID AFTER
THE TIME AND DATE SPECIFIED BELOW

        This certifies that, for value received,            , the registered holder(s) hereof or assign(s) (each a "Warrant holder"), is entitled to purchase from Weida Communications, Inc. (the "Company"), at any time during the period commencing on June 11, 2006 and ending at 5:00 p.m., New York City time, on June 10, 2011, at the purchase price per share initially equal to                        per share (the "Exercise Price"), the number of shares of Common Stock of the Company set forth herein. The number and kind of securities purchasable upon exercise of each Warrant evidenced hereby and the Exercise Price shall be subject to adjustment from time to time as set forth in the Warrant Instrument referred to below.

        Subject to Section 3(b) of the Warrant Instrument, the Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Exercise Price at the principal office of the Company. Payment of such price shall be made at the option of each Warrantholder in cash or by certified or cashier's check, in next day funds, or by cancellation of indebtedness due to the Warrantholder by the Company, or any combination thereof, as set forth in the Warrant Instrument referred to below.

        The Warrants evidenced hereby represent the right to purchase an aggregate of up to            shares of Common Stock and are issued under and in accordance with a Warrant Instrument, dated as of June 11, 2004 (the "Warrant Instrument"), made by the Company in favor of the Initial Holder

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named therein, and are subject to the terms and provisions contained in the Warrant Instrument, to all of which each Warrantholder, by acceptance hereof, consents.

        These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of shares of Common Stock as here evidenced by the Warrant or Warrants exchanged. Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder effecting such partial exercise a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants evidenced hereby shall not have been exercised. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Instrument.

        This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.

WEIDA COMMUNICATIONS, INC.
By:
Name: Mitchell Sepaniak Title: President and Chief Executive Officer

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WEIDA COMMUNICATIONS, INC.
PURCHASE FORM

WEIDA COMMUNICATIONS, INC.

        The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder,                         shares of Common Stock ("Common Stock") provided for therein, and requests that certificates for the shares of Common Stock be issued in the name of:

(Please Print or Type Name, Address and Social Security Number)

and, if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant Certificate for the balance of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Dated:

Name of Warrantholder or Assignee:
(Please Print)
Address:

Signature:

Note:	The above signature must correspond with the name as written upon the face ofthis Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.
Signature Guaranteed:

(Signature must be guaranteed by a bank or trust company having an office or correspondent- in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

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ASSIGNMENT

(To be signed only upon assignment of Warrants)

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (Name and Address of Assignee Must be Printed or Typewritten):

the within Warrants, hereby irrevocably constituting and appointing    Attorney to transfer said Warrants on the books of the Company with full power of substitution in the premises.

Dated:

Signature of Registered Holder

Note:
The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.
Signature Guaranteed:

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

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WARRANT CERTIFICATE
Warrant Certificate No. WC
WEIDA COMMUNICATIONS, INC. PURCHASE FORM
ASSIGNMENT (To be signed only upon assignment of Warrants)